Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of January 22, 2019 by and among Crawford & Company (“Buyer”), and _____________ (“Seller”). The Buyer and the Seller are sometimes collectively referred to herein as the “Parties” and individually as a “Party”.

This Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, Buyer will purchase from Seller, and Seller will sell to Buyer, (i) ________ shares of the Class A Common Stock, par value $1.00 per share, of Crawford & Company (the “Company”) (NYSE: CRD-A) owned beneficially and of record by Seller (the “Class A Shares”) and (ii) ________ shares of the Class B Common Stock, par value $1.00 per share, of the Company owned beneficially and of record by Seller (the “Class B Shares” and collectively with the Class A Shares, the “Shares”).

The Parties, intending to be legally bound, hereby agree as follows:

1.	Purchase and Sale.

a.

Seller hereby sells and transfers to Buyer, and Buyer hereby purchases from Seller, free and clear of all liens, claims and encumbrances, all of Seller’s right, title and interest in and to (i) the Class A Shares at a purchase price of $9.10 per share, for an aggregate purchase price equal to $________ (the “Class A Purchase Price”) and (ii) the Class B Shares at a purchase price of $9.10 per share, for an aggregate purchase price equal to $________ (the “Class B Purchase Price” and collectively with the Class A Purchase Price, the “Purchase Price”). Each party hereto shall bear his, her or its own legal fees and costs with respect to this Agreement and the transactions contemplated hereby.

b.

Seller shall deliver to Buyer on the date hereof certificates representing all of the Shares, duly endorsed for transfer to the Buyer with all requisite transfer stamps (if any) affixed thereto and accompanied by duly executed stock powers. Alternatively, Seller may deliver the Shares to Buyer through the facilities of the Depository Trust Company.

c.

Buyer shall deliver to Seller on the date hereof, a cashier’s or certified check, or wire transfer of immediately available funds to an account designated by Seller, in an aggregate amount equal to the Purchase Price.

2.

Representations and Warranties. The Seller hereby represents and warrants to, and agrees with, the Buyer that, as of the date hereof and as of the closing date of the transaction contemplated by this Agreement if later:

a.

All consents, approvals, authorizations and orders necessary for the execution and delivery by the Seller of this Agreement and for the sale and delivery of the Shares to be sold by the Seller hereunder, have been obtained; and the Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Seller hereunder;

b.

This Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms;

c.

The Seller, if not an individual, has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of its jurisdiction (or organization);

d.

The sale of the Shares to be sold by the Seller hereunder, the execution of this Agreement by the Seller and the compliance by the Seller with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any obligation of the seller or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Seller, if the Seller is not an individual, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares to be sold by the Seller hereunder or the consummation by the Seller of the transactions contemplated by this Agreement, except the registration under (or an applicable exemption from) the Securities Act of 1933, as amended, of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Buyer; Subject to the foregoing, the Shares when received by the Buyer shall be free from restrictions on transferability

e.

The Seller has, and immediately prior to the closing date of the transaction contemplated by this Agreement, if later, will have, good and valid title to the Shares to be sold by the Seller hereunder on such date free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Buyer;

f.

The Seller has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

g.

There are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement;

h.

The Seller is not aware that any public filings of the Company with the Securities and Exchange Commission or other publicly available information regarding the Company contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, the Seller is not aware of any material non-public information concerning the Company or its securities; and

i.

The Seller has consulted with the Seller’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon the Buyer or any person affiliated with the Buyer in connection with, the Seller’s execution of this Agreement or any transactions contemplated hereby.

j.

In connection with the sale of the Shares: (i) the Seller is aware that the Buyer may possess material, nonpublic, confidential information concerning the Company, which may include, without limitation, information relating to the Company’s financial condition, valuation, future capital expenditures, future prospects, projections (including historic and projected financial and other information), business strategies, litigation, settlement discussions, negotiations, financings or otherwise (the “Confidential Information”), which may be material to the decision of the Seller to sell the Shares and the Buyer’s decision to purchase the Shares; (ii) the Seller has had the opportunity to ask questions of, and to receive answers from, knowledgeable individuals concerning the Company and the sale of the Shares, and the Seller has been provided with all information that the Seller deems necessary or appropriate to evaluate a sale of the Shares; (iii) the Seller has had a reasonable opportunity to conduct due diligence related to the sale of the Shares; (iv) the Seller has such knowledge and experience in financial and business matters, and investment matters relating to an investment of this type, to be capable of evaluating the merits and risks of an investment in the Company and the sale of the Shares, and the Seller has made its own inquiry and analysis with respect to the Company and the sale of the Shares; (v) the Seller has had an opportunity to consult with the Seller’s own legal counsel and tax and financial advisors regarding the sale of the Shares; and (vi) the Seller acknowledges that the Confidential Information may be material to a determination of a fair value for the Shares and that value may be substantially different than the price provided for herein.

3.

Indemnification; Release. The Seller agrees to indemnify and hold harmless (i) each of the Buyer and Stifel Nicolaus, together with their respective directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (“Losses”) arising out of or attributable to any breach by the Seller of this Agreement (including the Seller’s representations and warranties in this Agreement) or any violation by the Seller of applicable laws, rules or regulations, and (ii) Stifel Nicolaus, together with its directors, officers, employees and affiliates, from and against any and all Losses arising out of or attributable to the Seller’s sale of the Shares as contemplated by this Agreement. This indemnification shall survive termination of this Agreement.

Each of the Buyer and the Seller (each, a “Releasor”) hereby agrees to release Stifel Nicolaus, its directors, officers, employees and affiliates (each, a “Released Party”), from any and all claims which such Releasor might now have or hereinafter have in connection with the transactions contemplated hereby, other than claims arising out of fraud by any Released Party.

4.	Miscellaneous.

a.

This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York. The Parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby. If for any reason jurisdiction and/or venue is unavailable in such federal courts, then the Parties hereby submit to the jurisdiction of and venue in the state courts located in such city in connection with any such dispute or matter. In addition, the Parties hereby waive any right to a trial by jury with respect to any such dispute or matter.

b.	No amendment or waiver of this Agreement shall be effective without the prior written consent of Seller and Buyer.

c.

This Agreement may be executed in one or more counterparts (including fax or electronic counterparts), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

d.

This Agreement and the documents expressly referred to herein embody the complete agreement and understanding among the parties with regard to the transaction described herein and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

e.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

f.

Each party hereto shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

g.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

h.

No director, officer or employee of Buyer will have any liability for any obligations of Buyer under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of Buyer hereunder or the transactions contemplated hereby. Seller waives and releases all such liability. This waiver and release is a material inducement to Buyer’s entry into this Agreement.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CRAWFORD & COMPANY

By:

Name:

Title:

[SELLER]

By:

Name:

Schedule A – Settlement Mechanics

Trades to be settled in the each of the parties’ brokerage accounts at Stifel Nicolaus.

1.	Buyer – to be billed into the corporate repurchase account

Class A

Class B

2.	Seller – to be billed into the owner’s account

Class A

Class B